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                                                                     Exhibit 1.1

                            DEALER-MANAGER AGREEMENT

                            NNN APARTMENT REIT, INC.
                        1551 N. TUSTIN AVENUE, SUITE 200
                           SANTA ANA, CALIFORNIA 92705

July 19, 2006

NNN Capital Corp.
4 Hutton Centre Drive, Suite 700
Santa Ana, California  92707

      RE: DEALER-MANAGER AGREEMENT

Gentlemen:

      This letter confirms and comprises the agreement (the "Agreement") between NNN Apartment REIT, Inc., a Maryland corporation (the "Company"), and NNN Capital Corp., a California corporation (the "Agent"), regarding the offering and sale by the Company (the "Offering") of up to 100,000,000 shares (the "Shares") of the Company's common stock at an offering price of $10.00 per Share through the Agent and other broker-dealers for whom the Agent will serve as manager (the "Soliciting Dealers").

      l. Appointment of the Agent.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions set forth herein, the Agent is hereby appointed and agrees to sell the Shares on a "best efforts" basis. The Agent is authorized to enlist other members of the National Association of Securities Dealers, Inc. ("NASD") acceptable to the Company to sell the Shares as Soliciting Dealers.

            (b) It is understood and agreed that no sale of the Shares shall be regarded as effective unless and until accepted by the Company. The Company reserves the right in its sole discretion to refuse to sell any of the Shares to any person. The Offering will terminate on the first to occur of (i) the sale of an aggregate of 100,000,000 Shares (excluding any Shares sold pursuant to the Company's Distribution Reinvestment Plan) or (ii) July 19, 2008 (the "Offering Termination Date"). If subscriptions for at least 200,000 Shares (the "Minimum Offering") have not been received and accepted by the Company by July 19, 2007, none of the Shares will be sold and all funds tendered will be refunded in full to each subscriber (plus interest and without deducting for escrow expenses) in accordance with the Prospectus (as defined in Section 2(c)).

            (c) Subject to the performance by the Company of all the obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, the Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the offering period to find qualified subscribers for the Shares on the terms set forth in this Agreement and the Prospectus (as defined in Section 2(c)).

            (d) The Agent further understands and agrees that the compensation to the Agent for a sale of Shares described herein is conditional upon the sale of at least the Minimum Offering and acceptance of said sales by the Company and that the failure to sell at least the Minimum Offering by that date shall relieve the Company or any other party of any obligation to pay the Agent for any services rendered by the Agent in connection with the sale of the Shares under this Agreement or otherwise.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Agent that:

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            (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has all requisite authority to enter into this Agreement and has all requisite authority to conduct its business as described in the Prospectus (as defined below).

            (b) No defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Company is a party or by which it is bound.

            (c) A registration statement with respect to the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, covering the Shares. Said registration statement, which includes a preliminary prospectus, was initially filed with the SEC on January 10, 2006. Copies of such registration statement and each amendment thereto have been or will be delivered to the Agent. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus," except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to Rule 424(b).)

            (d) The Registration Statement and Prospectus comply with the Securities Act and the rules and regulations promulgated thereunder and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this
Section 2(d) will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Agent or any of the Soliciting Dealers and are based upon information furnished by the Agent in writing to the Company specifically for inclusion therein.

            (e) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, rules of the NASD or applicable state securities laws.

            (f) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

            (g) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company shall not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity provisions contained in Section 10 of this Agreement may be limited under applicable securities laws.

            (h) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in
Section 10 of this Agreement may be limited under applicable securities laws.

            (i) At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

      3. Covenants of the Company. The Company agrees that:

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            (a) It will deliver to the Agent such numbers of copies of the
Prospectus and all amendments and supplements thereto, as the Agent may reasonably request.

            (b) It will comply with all requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other federal securities laws, applicable state securities laws and the rules and regulations promulgated thereunder to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and as set forth in the Prospectus and will amend or supplement the Prospectus as may be required in order for the Prospectus to comply with the requirements of federal and state securities laws and regulations prior to the Offering Termination Date.

            (c) If at any time when the Prospectus is required to be delivered, any event occurs as a result of which the Prospectus would include an untrue statement of material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, it will promptly notify the Agent thereof, affect the preparation of an amended or supplemental Prospectus, as the case may be, which will correct such statement or omission and deliver to the Agent as many copies of such amended or supplemental Prospectus as the Agent may reasonably request.

            (d) The Company will furnish the holders of Shares ("Stockholders") with certain reports described in the Prospectus under "Reports to Stockholders," and will deliver to the Agent copies of each such report at the time that such reports are furnished to the Stockholders, and such other information concerning the Company, as the Agent may reasonably request from time to time before and after the Offering Termination Date.

            (e) The Company will apply the net proceeds from the Offering received by it in the manner set forth in the "Estimated Use of Proceeds of This Offering" section of the Prospectus.

            (f) Subject to the Agent's actions and the actions of others in connection with the Offering, the Company will comply with all requirements imposed upon it by federal and state securities laws.

      4. Duties and Obligations of the Agent.

            (a) The Agent will serve in a "best efforts" capacity in the offering, sale and distribution of the Shares. The Agent may offer the Shares as an agent, but all sales shall be made by the Company acting through the Agent as an agent, and not by the Agent as a principal. The Agent shall have no authority to appoint any person or other entity as an agent or sub-agent of the Agent or the Company, except to appoint Soliciting Dealers acceptable to the Company.

            (b) Neither Agent nor any other person is authorized to give any information or make any representation other than those contained in the Prospectus, including any supplement thereto, or in any supplemental sales literature furnished or approved by the Company for use in making solicitations in connection with the offer and sale of the Shares.

            (c) The Agent will limit the offering of the Shares to persons whom the Agent has reasonable grounds to believe, and in fact believes, meet the investor suitability standards set forth in the Prospectus and associated Subscription Agreement.

            (d) The Agent will provide each prospective investor with a copy of the Prospectus and any supplements thereto during the course of the Offering and prior to the sale. The Company may also provide the Agent with certain supplemental sales material to be used by Agent and the Soliciting Dealers in connection with the solicitation of purchasers of the Shares. In the event Agent elects to use such supplemental sales material, Agent agrees that such material shall not be used in connection with the solicitation of purchasers of the Shares unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future. Agent agrees that it will not use any sales materials other than those either provided to Agent by the Company. The use of any other sales material is expressly prohibited.

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            (e) Prior to making any sale of the Shares, the Agent will inform the prospective investor and his purchaser representatives, if any, of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.

            (f) In recommending the purchase or sale of the Shares, the Agent or any person associated the Agent shall:

                  (1) have reasonable grounds to believe, on the basis of information obtained from the prospective investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Agent or an associated person, that:

                  (i) the prospective investor meets the investor suitability requirements set forth in the Prospectus;

                  (ii) the prospective investor has a fair market net worth
            sufficient to sustain the risks inherent in an investment in the Company, including, but not limited to a total loss of his investment, lack of liquidity and other risks described in the Prospectus; and

                  (iii) an investment in the Company is otherwise suitable for the prospective investor.

                  (2) maintain in the Agent's files, for a period of six (6) years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each investor.

            (g) The Agent shall not authorize any transaction in which an investor invests in the Shares in a discretionary account without prior written approval of the transaction by the investor.

            (h) The Agent will comply in all respects with the subscription procedures and plan of distribution set forth in the Prospectus.

            (i) All funds received by the Agent for the sale of Shares shall be deposited in an interest bearing escrow account denominated "ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF NNN APARTMENT REIT, INC.," established by the Company at Trust Company of America (the "Escrow Agent") following receipt of such funds by the Agent to be held in accordance with the terms of the Escrow Agreement, dated June 22, 2006, between the Company and the Escrow Agent (the "Escrow Agreement"). The Agent acknowledges receiving a copy of the Escrow Agreement and agrees to be bound by the terms thereof. Until such time (if any) as the funds held in escrow are deliverable to the Company pursuant to the Escrow Agreement, the Agent shall, and shall cause Soliciting Dealers to, instruct subscribers to make checks for subscriptions payable to the order of "Trust Company of America, as escrow agent for NNN Apartment REIT, Inc." and shall return checks made payable to another party to the Soliciting Dealer or subscriber who submitted the check. Thereafter, checks may be made payable to either the Escrow Agent or the Company.

            (j) The Agent will furnish to the Company upon request a complete list of all persons who have been offered the Shares and such persons' places of residence and such other information reasonably requested by the Company.

            (k) The Agent will immediately bring to the attention of the Company any circumstance or fact which causes the Agent to believe the Prospectus, any supplements thereto, or any other literature distributed in accordance with the Prospectus, or any information supplied by prospective investors in their subscription materials, may be inaccurate or misleading.

            (1) The Agent shall thoroughly review all pertinent organizational documents of the Company, receipt of which is hereby acknowledged by the Agent.

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            (m) When Soliciting Dealers are used in the Offering, the Agent agrees to use its best efforts to cause such Soliciting Dealers to comply with all the foregoing obligations.

            (n) The Agent shall be solely responsible and liable for any commissions or other payments due to any Soliciting Dealers.

            (o) The Agent shall offer and sell Shares only in those jurisdictions specified in writing by the Company as jurisdictions in which all necessary approvals have been obtained. No offers or sales shall be made in any other states or jurisdictions.

            (p) The Agent, each Soliciting Dealer and each salesperson acting on behalf of the Agent or a Soliciting Dealer shall be duly registered or licensed in each jurisdiction in which it or he offers or sells the Shares.

      5. Representations and Warranties of the Agent. The Agent represents and warrants to the Company:

            (a) The Agent has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, has all requisite authority to enter into this Agreement and has all requisite authority to conduct its business as described in the Prospectus.

            (b) This Agreement, when executed by the Agent, will have been duly authorized and will be a valid and binding agreement of the Agent, enforceable in accordance with its terms.

            (c) The consummation of the transactions contemplated herein and those contemplated by the Prospectus will not result in a breach or violation of any order, rule or regulation directed to the Agent by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Agent or its affiliates.

            (d) The Agent is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a broker-dealer duly registered as such in California, a member in good standing of the NASD and a broker-dealer duly registered as such in any and all other states or jurisdictions where offers are made by the Agent. The Agent is a member of the NASD and will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other federal securities laws, state securities laws and the Rules of the NASD, specifically including, but not in any way limited to, NASD Rules 2420, 2730, 2740 and 2750. Each Soliciting Dealer and each salesperson acting on behalf of the Agent or a Soliciting Dealer will be registered with the NASD and duly licensed by each state regulatory authority in each jurisdiction in which it or he will offer and sell shares.

            (e) The Agent has reasonable grounds to believe, based on information made available to it by the Company, that the Prospectus discloses all material facts adequately and accurately and provides an adequate basis for evaluating an investment in the Shares.

            (f) This Agreement, or any supplement or amendment hereto, may be filed by the Company with the SEC and the NASD, if such should be required, and may be filed with, and may be subject to the approval of, any federal or state securities regulatory agencies if required.

            (g) All engagements of the Soliciting Dealers will be evidenced by written agreement in substantially the form of Exhibit A hereto.

      6. Compensation. As compensation for services rendered by the Agent under this Agreement, the Company agrees that it will pay to the Agent selling commissions in an amount equal to 7.0% of the gross proceeds of the Shares, as the case may be, sold by the Agent or the Soliciting Dealers; provided, however, that a "purchaser," as defined below, who purchases more than 50,000 shares at any one time through Agent or a single Soliciting Dealer will receive a mandatory discount on the purchase price of the shares above 50,000. The selling commissions payable to the Agent or such Soliciting Dealers, as applicable, will

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be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts:

                                                           PRICE
                                                         COMMISSION         PER
SHARES PURCHASED IN THE TRANSACTION                         RATE           SHARE
-----------------------------------                      ----------       ------
1 to 50,000 ..................................              7.0%          $10.00
50,001 to 100,000 ............................              6.0%          $ 9.90
100,001 to 200,000 ...........................              5.0%          $ 9.80
200,001 to 500,000 ...........................              4.0%          $ 9.70
500,001 to 750,000 ...........................              3.0%          $ 9.60
750,001 to 1,000,000 .........................              2.0%          $ 9.50
1,000,001 and up .............................              1.0%          $ 9.40

      For the purposes of such volume discounts, the term "purchaser" includes:

      - an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

      - a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

      - an employees' trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

      -     all commingled trust funds maintained by a given bank.

      The Agent solely will be liable and responsible for all compensation payable to Soliciting Dealers. Notwithstanding the foregoing, the Company reserves the right, in its sole discretion, to refuse to accept any or all subscriptions for the Shares tendered by the Agent or its Soliciting Dealers and/or to terminate the Offering at any time prior to the Offering Termination Date. In the event that the Offering is terminated for any reason prior to the Company's acceptance of subscription proceeds for the Minimum Offering, the Agent will be entitled to no commission, payments or amounts whatsoever in connection with its offering or sale of the Shares. No compensation shall be paid or issued with respect to Shares issued pursuant to the Distribution Reinvestment Plan or the 2006 Incentive Award Plan as described in the Prospectus.

      7. Completed Sale. A sale of a Share shall be deemed to be completed under Paragraph 6 if and only if (i) the Company has received a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased Share, from or on behalf of an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Agent in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription and (iii) such investor has been admitted as a Stockholder of the Company.

      8. Expense Allowances and Reimbursements. In addition to the compensation described in Section 6 above, the Company will pay the Agent an amount equal to 2.5% of the gross proceeds of the Shares sold by the Agent or the Agent's Soliciting Dealers as a non-accountable marketing allowance and up to 0.5% of the gross proceeds of the Shares sold by Agent for accountable due diligence expense reimbursements to reimburse for due diligence costs to be incurred by the Agent. No allowance shall be paid with respect to Shares issued pursuant to the Distribution Reinvestment Plan or the 2006 Incentive Award Plan, as described in the Prospectus. The Company will also reimburse the Agent for legal fees and expenses, travel, food and lodging for employees of the Dealer Manager to sponsor educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars. In no event shall the total aggregate underwriting compensation payable to the Agent and any Soliciting Dealers participating in the Offering, including, but not limited to, selling commissions, the marketing allowance and expenses reimbursable pursuant to this
Section 8, but excluding due diligence expense reimbursements, exceed 10.0% of gross

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offering proceeds in the aggregate. In addition, expense reimbursements for bona fide due diligence expenses of the Agent and any Soliciting Dealers will not exceed the amount specified in the rules of the NASD.

      9. Offering. The Offering of the Shares shall be at the offering price and upon all the terms and conditions set forth in the Prospectus and the exhibits, appendices and any supplements thereto and proceeds received from subscriptions to purchase the Shares will be subject to the Escrow Agreement. The Agent and the Soliciting Dealers will suspend or terminate the Offering upon notice from the Company at any time and will resume offering the Shares upon subsequent request of the Company.

      10. Indemnification.

            (a) The Company will indemnify and hold harmless the Agent, Soliciting Dealers, their officers and directors and each person, if any, who controls the Agent or the Soliciting Dealers ("Agent Indemnified Parties") within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which the Agent Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or
(ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Agent Indemnified Parties for any legal or other expenses reasonably incurred by the Agent Indemnified Parties in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Agent by or on behalf of the Agent or any Soliciting Dealer specifically for use with reference to such Agent or such Soliciting Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and provided, further, that the Company will not be liable in any such case if it is determined that the Agent or Soliciting Dealer was at fault in connection with the loss, claim, damage, liability or action; and, provided, further still, that an Agent Indemnified Party shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

            (b) The Agent will indemnify and hold harmless the Company and each person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section

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15 of the Securities Act (the "Company Indemnified Parties"), from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for use with reference to the Agent in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares or the Offering by the Agent and will reimburse the Company Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Agent may otherwise have.

            (c) Each Soliciting Dealer severally will indemnify and hold harmless the Company, Agent and each of their directors, and each of their officers who has signed any of the Registration Statements and each person, if any, who controls the Company and the Agent within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Agent, any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in a Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Agent by or on behalf of such Soliciting Dealer specifically for use with reference to such Soliciting Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares or the Offering by such Soliciting Dealer and will reimburse the Company and the Agent and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Soliciting Dealer may otherwise have.

            (d) Promptly after receipt by an indemnified party under this
Section 10 of notice of a commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify in writing the indemnifying party of the commencement thereof. The failure to so notify the indemnifying party will relieve it from any liability under this Section 10 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the

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indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 10(e)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

            (e) The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

            (f) The indemnity agreements contained in this Section 10 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Soliciting Dealer, or any person controlling any Soliciting Dealer or by or on behalf of the Company, the Agent or any officer or director thereof, or by or on behalf of the Company or the Agent, (b) delivery of any Shares and payment therefor and (c) any termination of this Agreement. A successor of any Soliciting Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 10.

      11. Compliance. All actions, direct or indirect, by the Agent, its agents, employees, Soliciting Dealers and affiliates, shall conform to (i) requirements applicable to broker/dealers under federal and applicable state securities laws, rules and regulations and (ii) applicable requirements and rules of the NASD.

      12. Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Agent or the Company, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Soliciting Dealer, or any person controlling any Soliciting Dealer or by or on behalf of the Company, the Agent or any officer or director thereof, or by or on behalf of the Company or the Agent, and shall survive the sale of, and payment for, the Shares.

      13. Costs of Offering. Except for the compensation payable to the Agent described in Section 6 and the allowances and reimbursements described in
Section 8, which are the sole obligations of the Company, the Agent will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Agent to remain in compliance with any applicable federal, state or NASD laws, rules or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the Agent's counsel. The Company agrees to pay all other expenses incident to the performance of its obligations hereunder, including all escrow fees, expenses incident to filings with federal and state regulatory authorities and to the registration of the Shares under federal and state securities laws, including fees and disbursements of the Company's counsel and accountants, and all costs of reproduction and distribution of the Prospectus and any amendment or supplement thereto.

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

      14. Termination. This Agreement is terminable by either party at any time upon written notice to the other. Such termination shall not affect the indemnification agreement set forth in Section 10.

      15. Construction. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of California without regard to conflict of law provisions.

      16. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given the intent manifested by the portion held invalid or inoperative.

      17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument.

      18. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

      19. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be sufficiently given or made if sent by United States mail, first-class, postage prepaid, addressed or sent by facsimile as follows:

                              IF TO THE AGENT:

                              NNN Capital Corp.
                              4 Hutton Centre Drive, Suite 700
                              South Coast Metro, California 92707
                              Facsimile: (714) 667-6843
                              Attn: President

                              IF TO THE COMPANY:

                              NNN Apartment REIT, Inc.
                              1551 N. Tustin Avenue
                              Suite 200 Santa Ana, California  92705
                              Facsimile: (714) 667-8252
                              Attn:  President

The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

      20. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the controlling persons referred to in Section 10 hereof and their respective successors, legal representative, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

      21. Delay. Except as expressly provided otherwise in this Agreement, neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

      22. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

      23. No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Agent as in association with or in partnership with the Company, and instead, this Agreement only shall constitute the Agent as a broker-dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement.

      24. No Third Party Beneficiaries. Except as expressly provided otherwise in this Agreement, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall, by virtue of any provision of this Agreement, have a right of action or an enforceable remedy against either party to this Agreement.

      25. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

      If the foregoing correctly sets forth the understanding between the Agent and the Company, as issuer, please so indicate in the space provided below for that purpose, and return one of the signed copies of this Agreement to the Company in the envelope provided for this purpose, hereupon this Agreement shall constitute a binding agreement among us.

                                        Very truly yours,

                                        NNN Apartment REIT, INC.,
                                        a Maryland corporation

                                        By: /s/ Louis J. Rogers
                                            ------------------------------------
                                        Louis J. Rogers, President

AGREED AND ACCEPTED:

NNN Capital Corp., a California corporation

By: /s/ Keven K. Hull
   ----------------------------------------

Name: Kevin K. Hull

Title: President and Chief Executive Officer

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